Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

William D. Baker

Senior Vice President, Finance and Operations, CFO

1-510-420-7512

wbaker@netopia.com

Netopia Reports Second Quarter Results

Equipment Revenues Grow to Highest Level in 2 Years

EMERYVILLE, Calif., April 30, 2003 — Netopia, Inc. (NASDAQ: NTPA), a market leader in broadband gateways and service delivery software, today announced results for the second fiscal quarter ended March 31, 2003. Revenues for the second fiscal quarter ended March 31, 2003 were $19.2 million, a 22% increase from $15.7 million for the same period in the prior fiscal year, and a 2% decline from $19.6 million for the prior quarter ended December 31, 2002.

Non-GAAP results for the second fiscal quarter (which for the current period exclude amortization of intangible assets, loss on impaired securities and facility relocation costs) were a loss of ($2.2) million or ($0.11) per share, compared to a loss of ($3.9) million or ($0.21) per share for the same period in the prior fiscal year.

The net loss on a GAAP basis for the second fiscal quarter was ($3.1) million or ($0.16) per share, compared to a net loss of ($7.6) million or ($0.41) per share for the same period in the prior fiscal year.

“We had the highest unit volume shipments of broadband equipment in our history in the second quarter. As we expected, equipment revenues grew modestly during the quarter. Our equipment gross margins also remained stable compared to last quarter as we benefited from manufacturing cost efficiencies driven by these higher volumes. Software revenues declined $600,000 sequentially compared to the December 2002 quarter reflecting difficult market conditions generally for software products,” said Alan Lefkof, Netopia’s president and CEO. “We continue to benefit from rigorous management of all aspects of our expense model. We are pleased by the growing deployments of our comprehensive residential broadband product family.”

Recent Announcements:

During the quarter, Netopia continued to enhance its broadband gateways and service delivery software offerings. Significant announcements included:

•	Netopia’s eCare 3.0 Software Awarded Product of the Year by

Communications Solutions Magazine 4/1/2003

•	Netopia Introduces New Business-Class ADSL Routers; Cayman

3341-ENT and 3346-ENT ADSL Routers Target Enterprise

Teleworker Deployments 3/31/2003

•	Netopia Introduces New Cayman Ethernet Gateways; Cayman

3381-ENT and 3386-ENT Cable/DSL Routers Deliver Business

Class Functionality and Security 3/3/2003

•	Netopia Accelerates Online Support Savings with eCare 3.0

   2/18/2003

•	Netopia’s eCare Cuts “Waiting Time” for Online Customer

Support 2/3/2003

•	Netopia Launches New Combined SDSL/IDSL Router; Service

Providers Can Lower Deployment Costs With New “Both-in-One”

4652 Solution 1/22/2003

Note:

Netopia will provide a live Webcast of the conference call for its second quarter earnings release. The conference call will take place at 5:00 p.m. Eastern time/2:00 p.m. Pacific time on Wednesday, April 30, 2003. To listen to the call, go to Netopia’s Web site, www.netopia.com, and click on the Webcast link. To listen to the telephone conference, dial 1-973-317-5319.

An archived recording of the conference call will be available by telephone from April 30—May 7, 2003 and on Netopia’s Web site from April 30, 2003—April 30, 2004. To hear the recording by telephone, dial 1-973-709-2089 and enter the pass code 288806, or go to Netopia’s Web site.

About Netopia

Netopia, Inc. develops, markets and supports broadband equipment, software and services that simplify and enhance the delivery of broadband services to residential and business-class customers. Netopia’s offerings enable carriers and broadband service providers to improve their profitability with feature-rich modems, routers and gateways, software that manages to the edge of the network to reduce costs, and value-added services to enhance revenue generation. Netopia’s broadband equipment is interoperable with all major central office equipment suppliers, including Alcatel, Cisco, Copper Mountain Networks, Ericsson, Lucent Technologies, Nokia, Paradyne, Siemens, and Zhone Technologies. Netopia has established strategic distribution relationships with leading carriers and broadband service providers including BellSouth, Covad Communications, EarthLink, France Telecom, Hong Kong Telecom/PCCW, MegaPath Networks, Netifice, SBC Communications, Swisscom, Telecom ltalia and Verizon.

Netopia’s service delivery platform includes the netOctopus® suite of gateway and PC management and customer support software solutions, and the Web eCommerce server software. netOctopus server software products enable remote support and centralized management of installed broadband gateways and end devices, allowing carriers and broadband service providers to “manage to the edge” of the network. netOctopus Desktop Support and eCare software enable broadband service providers and enterprises to support customers by remotely viewing and operating the customer’s desktop computer.

Headquartered in Emeryville, Calif., Netopia’s common stock trades on The Nasdaq Stock Market® under the symbol “NTPA.” Further information about Netopia can be obtained via phone 510-420-7400, fax 510-420-7601, or on the Web at www.netopia.com.

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Note regarding Unaudited Non-GAAP Consolidated Statements of Operations:

To supplement our Unaudited GAAP Consolidated Statements of Operations, Netopia uses non-GAAP measures of operating loss, net loss and loss per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP results provides consistency in our financial reporting. The Unaudited Non-GAAP Consolidated Statements of Operations should not be considered in isolation or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The Unaudited Non-GAAP Consolidated Statements of Operations should be reviewed in conjunction with the schedule that provides a quantitative reconciliation of the differences between such statements and the financial information presented in accordance with generally accepted accounting principles.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Portions of this release that are not statements of historical fact may include forward-looking statements. Statements regarding Netopia, Inc.’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning product development, anticipated new products and customers, growth opportunities, and future operating results. Netopia, Inc.’s actual results could differ materially. Factors that might cause a difference include, but are not limited to: Netopia’s continued ability to form key relationships for its broadband gateways, other Internet equipment and for its service delivery platform software products; its ability to enter into new distribution partnerships; its ability to develop new broadband gateways, other Internet equipment and service delivery platform software products in a timely manner; market acceptance of Netopia’s products; the pace of development and market acceptance of Netopia’s products and the market for broadband gateways, other Internet equipment and Web platform and service delivery software products generally; the ability of ISPs, CLECs and other carriers to obtain adequate financing; the highly competitive nature of Netopia’s markets and competitive pricing pressures; the uncertainties associated with international operations; intense competition from third parties offering competitive broadband gateways and other Internet equipment, and competitive Web platform and service delivery software products; and economic conditions generally. In addition, prior period-to-period comparisons of revenues are not necessarily indicative of period-to-period comparative revenues in future periods. Prospective and current investors are cautioned not to place undue reliance on any such forward-looking statements. Further, Netopia expressly disclaims any obligation to revise or update any of the forward-looking statements contained herein to reflect future events or developments after the date hereof. Netopia does not undertake to update any oral or written forward looking-statement that may be made by or on behalf of Netopia. For more information concerning Netopia and risk factors that may affect Netopia’s future results and may cause actual results to vary from results anticipated in forward-looking statements, investors should review Netopia’s public filings with the United States Securities and Exchange Commission, which are available by calling Netopia at 510-420-7516 or online at www.sec.gov.

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All company names, brand names and product names are trademarks of their respective holder(s).

Unaudited Non-GAAP Consolidated Statements of Operations for the

Three and Six Months Ended March 31*

See Below for Reconciliation to Unaudited GAAP Consolidated Statements of Operations

	Three Months Ended March 31,		Six Months Ended March 31,
	2003	2002	2003	2002
	(in thousands, except per share amounts; unaudited)
REVENUES:
Internet equipment	$14,838	$11,239	$29,434	$23,050
Web platform licenses and services	4,400	4,470	9,407	8,544

Total revenues	19,238	15,709	38,841	31,594

COST OF REVENUES:
Internet equipment	10,920	7,928	21,631	15,311
Web platform licenses and services	345	146	774	310

Total cost of revenues	11,265	8,074	22,405	15,621

GROSS PROFIT	7,973	7,635	16,436	15,973
OPERATING EXPENSES:
Research and development	4,026	4,348	8,009	8,495
Selling and marketing	5,130	5,975	10,791	12,102
General and administrative	1,014	1,267	2,245	2,24 1

Total operating expenses	10,170	11,590	21,045	22,838

OPERATING LOSS	(2,197)	(3,955)	(4,609)	(6,865)
Other income (loss), net	(5)	80	(12)	236

NON-GAAP LOSS	$(2,202)	$(3,875)	$(4,621)	$(6,629)

Per share data, non-GAAP loss:
Basic and diluted non-GAAP loss per share	$(0.11)	$(0.21)	$(0.24)	$(0.36)

Shares used in the per share calculations	19,163	18,255	19,033	18,173

*To supplement our Unaudited GAAP Consolidated Statements of Operations, Netopia uses non-GAAP measures of operating loss, net loss and loss per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP results provides consistency in our financial reporting. The Unaudited Non-GAAP Consolidated Statements of Operations should not be considered in isolation or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

The Unaudited Non-GAAP Consolidated Statements of Operations should be reviewed in conjunction with the following schedule that provides a quantitative reconciliation of the differences between such statements and the financial information presented in accordance with generally accepted accounting principles. The non-GAAP amounts set forth above have been adjusted to exclude the following:

	Three Months Ended March 31,		Six Months Ended March 31,
	2003	2002	2003	2002
	(in thousands; unaudited)
Net loss including the effect the non-GAAP adjustments	$(2,202)	$(3,875)	$(4,621)	$(6,629)
Amortization of intangible assets	374	374	748	749
Research and development project cancellation costs	—	—	606	—
Loss on impaired securities	457	1,400	457	1,400
Restructuring costs	—	—	342	482
Facility relocation costs	93	—	290	—
Acquired in-process research and development	—	1,908	—	4,058
Integration costs	—	—	—	309

NET LOSS (GAAP BASIS)	$(3,126)	$(7,557)	$(7,064)	$(13,627)

Unaudited GAAP Consolidated Statements of Operations for the

Three and Six Months Ended March 31

	Three Months Ended March 31,		Six Months Ended March 31,
	2003	2002	2003	2002
	(in thousands, except per share amounts; unaudited)
REVENUES:
Internet equipment	$14,838	$11,239	$29,434	$23,050
Web platform licenses and services	4,400	4,470	9,407	8,544

Total revenues	19,238	15,709	38,841	31,594

COST OF REVENUES:
Internet equipment	10,920	7,928	21,631	15,311
Web platform licenses and services	345	146	774	310

Total cost of revenues	11,265	8,074	22,405	15,621

GROSS PROFIT	7,973	7,635	16,436	15,973
OPERATING EXPENSES:
Research and development	4,026	4,348	8,009	8,495
Research and development project cancellation costs	—	—	606	—
Selling and marketing	5,130	5,975	10,791	12,102
General and administrative	1,107	1,267	2,535	2,241
Amortization of intangible assets	374	374	748	749
Restructuring costs	—	—	342	482
Integration costs	—	—	—	309
Acquired in-process research and development	—	1,908	—	4,058

Total operating expenses	10,637	13,872	23,031	28,436

OPERATING LOSS	(2,664)	(6,237)	(6,595)	(12,463)
Other income (loss), net
Loss on impaired securities	(457)	(1,400)	(457)	(1,400)
Other income (expense), net	(5)	80	(12)	(1,164)

Other income (loss), net	(462)	(1,320)	(469)	(1,164)

NET LOSS	$(3,126)	$(7,557)	$(7,064)	$(13,627)

Per share data, net loss:
Basic and diluted net loss per share	$(0.16)	$(0.41)	$(0.37)	$(0.75)

Shares used in the per share calculations	19,163	18,255	19,033	18,173

Condensed Consolidated Balance Sheets

	March 31, 2003	September 30, 2002*
	(in thousands; unaudited)	(in thousands)
ASSETS
Current assets
Cash and short-term investments	$21,230	$25,022
Trade receivables, net	13,115	9,950
Inventories, net	5,703	6,259
Prepaid expenses and other current assets	1,630	1,731

Total current assets	41,678	42,962
Furniture, fixtures and equipment, net	4,601	5,507
Intangible assets, net	7,333	7,695
Long-term investments	1,006	1,463
Deposits and other assets	1,259	1,368

TOTAL ASSETS	$55,877	$58,995

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$13,172	$14,334
Long-term liabilities	9,231	4,614

Total liabilities	22,403	18,948
Stockholders’ equity	33,474	40,047

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,877	$58,995

*	Derived from the audited consolidated balance sheet dated September 30, 2002 included in Netopia, Inc.’s 2002 Annual Report on Form 10-K.